UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

BioFuel Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 2200 Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On November 5, 2012, BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, which are subsidiaries of BioFuel Energy Corp. (the “Company”) entered into an agreement (the “Forbearance Agreement”) with First National Bank of Omaha, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, and certain of the Lenders under the Credit Agreement dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the "Credit Agreement"), among BFE Operating Company, LLC, Buffalo Lake Energy, LLC, and Pioneer Trail Energy, LLC (collectively, as "Borrowers"), BFE Operating Company, LLC as Borrowers’ Agent, the Administrative Agent, the Collateral Agent and the Lenders party thereto, relating to the Borrowers’ payment default under the Credit Agreement. Capitalized terms used herein without definition have the meanings assigned to such terms in the Forbearance Agreement.

Under the terms of the Forbearance Agreement, the Administrative Agent and the Lenders have agreed not to pursue their rights and remedies under the Credit Agreement pending negotiation of a larger restructuring of the Term Loans under the Credit Agreement. The Borrowers have agreed to accrue a Default Rate of interest on the missed September 28, 2012 quarterly principal and interest payments and to refrain from paying the management fee to the Company under their respective Management Services Agreements during the Forbearance Period. The Forbearance Agreement and the Forbearance Period are scheduled to terminate on November 15, 2012.

The above description is only a summary of the terms of the Forbearance Agreement and does not purport to be complete. You are advised to refer to the actual Forbearance Agreement, which is attached to this report as Exhibit 10.1 and incorporated by reference herein, and to the terms of the Credit Agreement, which has been filed with the SEC as Exhibit 10.2 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 (file no. 333-139203) on January 24, 2007, for the full details of the terms thereof.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1

Forbearance Agreement dated as of November 5, 2012 between BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, on the one hand, and First National Bank of Omaha, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, and certain of the Lenders party thereto, on the other.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: November 8, 2012	By:	/s/ Scott H. Pearce
	Name:	Scott H. Pearce
	Title:	President and CEO

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Exhibit Index

Exhibit No.	Description

10.1

Forbearance Agreement dated as of November 5, 2012 between BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, on the one hand, and First National Bank of Omaha, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, and certain of the Lenders party thereto, on the other.